UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 3, 2010

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300 – 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02a  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim

As a result of an internal review by our management, audit committee and auditors, our company has determined that it will restate our annual consolidated financial statements as at April 30, 2009 and 2010 and for the years then ended and its interim consolidated financial statements as at July 31, 2010 and for the quarterly periods ended July 31, 2009 and 2010 to correct a computational error in accounting for intangible assets and the accounting for the over-accrual for certain estimated costs.

Our company has concluded that a computational error occurred in translating Canadian dollar denominated intangible assets to United States dollar denominated assets.  Therefore, we are restating previously issued financial statements to properly record the period end amounts of intangible assets and accumulated other comprehensive loss – foreign currency translation adjustments and the related revision to the impairment of intangible assets charge taken in fiscal year 2009.  These adjustments result in an increase in net loss of approximately $349,000 for the year ending April 30, 2009. The adjustments also result in a decrease in the carrying amount of intangible assets by approximately $1,256,000 as at April 30, 2010 and by approximately $1,057,000 as at July 31, 2010.  In addition, the adjustments result in an increase of approximately $349,000 in accumulated deficit as of April 30, 2009 to reflect the cumulative effect of the error.  This restatement has no effect on our reported cash flows or liquidity, and has no tax effect.

In addition, our company determined through its recent investigation that it overstated the accrual of its estimated royalty costs.  Therefore, we are restating previously issued financial statements to reverse the overstated amount of our cost of sales and the accrued liabilities.  These adjustments result in a decrease in net loss of approximately $114,000 for the year ending April 30, 2010 (April 30, 2009 – $68,000).  In addition we recorded a decrease of approximately $114,000 in accumulated deficit as of April 30, 2010 and a decrease in accumulated deficit of approximately $240,000 as of April 30, 2009 to reflect the cumulative effect of the error.  The effect on our company’s consolidated balance sheet as of April 30, 2010 and July 31, 2010 is a decrease in accounts payable and accrued liabilities of approximately $354,000 (April 30, 2009 – $240,000).  This restatement has no effect on our reported cash flows, no tax effect and improves our working capital by approximately $354,000 as of April 30, 2010 and July 31, 2010.

The combined effect of the restated figures is a decrease in our basic and diluted loss per share by approximately $0.01 to $0.17 per share for the year ended April 30, 2010 and an increase in our basic and diluted loss per share by approximately $0.01 to $0.58 per share for the year ended April 30, 2009.  There was no change to our basic and diluted loss per share for the three months ended July 31, 2010 (July 31, 2009 - $nil).

Accordingly, on December 3, 2010, management concluded, and our audit committee agreed, that our annual financial statements as at April 30, 2009 and 2010 and for the years then ended and the related reports of our independent registered public accounting firm and our unaudited interim consolidated financial statements as at July 31, 2010 and for the quarterly periods ended July 31, 2009 and 2010, and all earnings press releases and similar communications issued by us relating to such financial statements should no longer be relied upon.

Our audit committee has discussed the matters relating to the accounting errors with our independent public accountants, BDO Canada LLP and intends to file an amended Annual Report on Form 10-K for the fiscal year ended April 30, 2010 and an amended Quarterly Report on Form 10-Q for the period ended July 31, 2010 with the Securities and Exchange Commission promptly upon the completion of the review.  The estimated restatement amounts disclosed above are preliminary, unaudited and subject to adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:  /s/ David Karp
David Karp
Chief Financial Officer

Dated: December 3, 2010